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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): JULY 31, 2000



                          HOLLINGER INTERNATIONAL INC.
             (Exact name of Registrant as specified in its Charter)


               DELAWARE                    0-24004               95-3518892
     (State or other Jurisdiction)        (Commission          (IRS Employer
           of Incorporation)              File Number)      Identification No.)


                       401 NORTH WABASH AVENUE, SUITE 740
                             CHICAGO, ILLINOIS 60611
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (312) 321-2299



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Item 5.   Other Events.
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     On July 31, 2000, the Registrant and the Registrant's affiliaties,
Hollinger Inc., Southam Inc. and Hollinger Canadian Newspapers, Limited Partnership (together with the Registrant, the "Selling Group") announced that they had entered into an agreement (the "Agreement") to sell to CanWest Global Communications Corp. ("CanWest") for approximately CDN $3.5 billion, subject to adjustments, the following assets of the Selling Group:

      o a 50% interest in the National Post, while continuing as managing partner;

      o their metropolitan and a large number of their community newspapers in Canada (including the Ottawa Citizen, Vancouver Sun, the Province, the Calgary Herald, the Edmonton Journal, the Montreal Gazette, The
         Windsor Star, The Regina Leader Post, the Star Phoenix and The Victoria Times-Colonist);

      o  the Southam Magazine and Information Group, and

      o  their operating Canadian Internet properties including canada.com.

The purchase price will be payable as to approximately CDN$700 million in shares of CanWest and as to the balance, 75% in cash and 25% in subordinated debentures of a senior company in the CanWest group. The sale is expected to be completed at the end of September, 2000.

     Further details of the transaction are contained in the press release dated July 31, 2000 (see Exhibit 99 hereto), which press release is incorporated herein by reference.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  HOLLINGER INTERNATIONAL INC.

Date:  August 14, 2000

                                                  By:    /s/ Mark S. Kipnis
                                                      ------------------------
                                                      Name:  Mark S. Kipnis
                                                      Title: Vice President